Exhibit 99.1
FOR IMMEDIATE RELEASE

Heidrick & Struggles Reports Third Quarter 2023 Results

Quarterly Revenue of $263M, 3% Year Over Year Growth

13th Consecutive Quarter of Double-Digit Adjusted EBITDA Margin

CHICAGO, October 25, 2023 – Today Heidrick & Struggles International, Inc. (Nasdaq: HSII) (“Heidrick & Struggles”, “Heidrick” or the “Company”) announced financial results for its third quarter ended September 30, 2023.

Third Quarter Highlights:

•Net revenue of $263.2 million increased 3% year over year
•Operating income of $22.1 million increased $8.6 million sequentially and operating margin was 8.4%
•Adjusted operating income of $22.1 million increased $1.3 million sequentially and adjusted operating margin was 8.4%
•Adjusted EBITDA of $32.3 million decreased $4.1 million sequentially and adjusted EBITDA margin was 12.3%
•Net income was $15.0 million and diluted earnings per share was $0.73

“We are very pleased with our third quarter results, posting year over year revenue growth and another double-digit adjusted EBITDA margin quarter despite ongoing macro uncertainty,” stated Heidrick & Struggles’ President and Chief Executive Officer, Krishnan Rajagopalan. “These results reflect the benefits of our One Heidrick strategy, which is to bring the best permanent executive level and on-demand talent to our clients, and to help leadership and organizations be more effective through our diversified product offering. Our diversified solutions of On-Demand Talent, Heidrick Consulting, and soon to include Heidrick Digital, will continue to be an increasing percentage of our business, and now contribute nearly 25% of our revenues.”

2023 Third Quarter Results

Consolidated net revenue was $263.2 million in the 2023 third quarter compared to consolidated net revenue of $255.2 million in the 2022 third quarter. The Company experienced growth in On-Demand Talent, Heidrick Consulting, and Executive Search in Europe, partially offset by declines in Executive Search in Asia Pacific and the Americas.

On a sequential basis, 2023 third quarter operating income was $22.1 million compared to $13.6 million in the 2023 second quarter. Adjusted operating income was $22.1 million compared to $20.8 million in the 2023 second quarter, and adjusted operating margin was 8.4% compared to 7.7% in the 2023 second quarter. Adjusted operating income in the 2023 second quarter reflects the exclusion of a non-cash impairment charge of $7.2 million. Adjusted EBITDA was $32.3 million in the 2023 third quarter compared to $36.4 million in the 2023 second quarter, and 2023 third quarter adjusted EBITDA margin was 12.3% compared to 13.4% in the 2023 second quarter. 2023 third quarter net income was $15.0 million compared to $9.0 million in the 2023 second quarter. This generated diluted earnings per share in the 2023 third quarter of $0.73, compared to $0.44 in the 2023 second quarter. Adjusted net income of $15.0 million and adjusted diluted earnings per share of $0.73 in the 2023 third quarter were consistent with 2023 second quarter results.

Executive Search net revenue was $198.8 million compared to net revenue of $212.8 million in the 2022 third quarter reflecting a decrease in the volume of executive search confirmations. Net revenue decreased 7.9%, or $16.8 million on a constant currency basis from the 2022 third quarter. Net revenue decreased 7.9% in the Americas (down 8.1% on a constant currency basis), increased 8.4% in Europe (up 1.0% on a constant currency basis), and decreased 21.6% in Asia Pacific (down 19.8% on a constant currency basis) when compared to the prior year third quarter.

The Company had 417 Executive Search consultants at September 30, 2023, compared to 389 at September 30, 2022. Productivity, as measured by annualized Executive Search net revenue per consultant, was $1.9 million compared to $2.2 million in the 2022 third quarter, reflecting a higher number of consultants combined with lower revenue. Average revenue per executive search was approximately $153,000 compared to $155,000 in the prior year period. The number of search confirmations decreased 5.1% compared to the year-ago period.

On-Demand Talent net revenue was $41.1 million, an increase of 76.6% compared to net revenue of $23.2 million in the 2022 third quarter, primarily due to the acquisition of Atreus Group GmbH (“Atreus”), partially offset by a decrease in the volume of legacy on-demand projects.

Heidrick Consulting net revenue was $23.3 million compared to net revenue of $19.1 million in the 2022 third quarter due to organic growth coupled with the acquisition of businessfourzero. The Company had 90 Heidrick Consulting consultants at September 30, 2023, compared to 72 at September 30, 2022.

Consolidated salaries and benefits decreased $4.3 million, or 2.5%, to $167.2 million compared to $171.5 million in the 2022 third quarter. Year-over-year, fixed compensation expense increased $9.2 million due to increases in base salaries and payroll taxes, expenses related to the deferred compensation plan, separation costs, and talent acquisition and retention costs, partially offset by decreases in stock compensation, and retirement and benefits. Variable compensation decreased $13.5 million due to lower bonus accruals related to decreased consultant productivity. Salaries and benefits expense was 63.5% of net revenue for the quarter compared to 67.2% in the 2022 third quarter.

General and administrative expenses increased $5.4 million, or 16.7%, to $37.6 million compared to $32.2 million in the 2022 third quarter. The increase was due to intangible amortization and accretion, increases in expenses related to office occupancy, and marketing, as well as the acquisitions of Atreus and businessfourzero, partially offset by a decrease in business development travel. As a percentage of net revenue, general and administrative expenses were 14.3% for the 2023 third quarter compared to 12.6% in the 2022 third quarter.

The Company’s cost of services was $30.7 million, or 11.7% of net revenue for the quarter, compared to $17.8 million, or 7.0% of net revenue in the 2022 third quarter. This related to an increase in the volume of On-Demand Talent projects driven by the acquisition of Atreus.

The Company’s research and development expenses were $5.6 million, or 2.1% of net revenue for the quarter compared to $5.4 million, or 2.1%, of net revenue for the third quarter 2022.

Operating income was $22.1 million for the quarter compared to $28.3 million in the 2022 third quarter. Operating income margin was 8.4% versus 11.1% in the 2022 third quarter. Adjusted operating income in the 2023 third quarter was $22.1 million and adjusted operating income margin was 8.4% compared to 2022 third quarter adjusted operating income of $27.8 million and adjusted operating margin of 10.9%. Adjusted operating income in the 2022 third quarter reflects an adjustment to exclude a reduction in the fair value of an On-Demand Talent earnout by $0.5 million.

Adjusted EBITDA was $32.3 million compared to $33.3 million in the 2022 third quarter. Adjusted EBITDA margin was 12.3%, compared to 13.0% in the 2022 third quarter. In Executive Search, adjusted EBITDA was $51.9 million compared to $51.5 million in the prior year period. In On-Demand Talent, adjusted EBITDA was a loss of $0.6 million versus income of $0.2 million in the prior year period. In Heidrick Consulting, adjusted EBITDA was a loss of $2.2 million compared to a loss of $5.2 million in the prior year period.

Net income was $15.0 million and diluted earnings per share was $0.73, with an effective tax rate of 37.5%. This compares to net income of $20.8 million and diluted earnings per share of $1.02, with an effective tax rate of 29.5% in the 2022 third quarter. Adjusted net income was $15.0 million and adjusted diluted earnings per share was $0.73, with an adjusted effective tax rate of 37.5% compared to 2022 third quarter adjusted net income of $20.5 million and adjusted diluted earnings per share of $1.00, which reflects the aforementioned earnout fair value adjustment.

Net cash provided by operating activities was $109.5 million, compared to $138.5 million in the 2022 third quarter. Cash, cash equivalents and marketable securities at September 30, 2023 was $334.0 million compared to $456.0 million at September 30, 2022 and $621.6 million at December 31, 2022. The Company’s cash position typically builds throughout the year as employee bonuses are accrued, mostly to be paid out in the first half of the year.

Dividend

The Board of Directors declared a 2023 fourth quarter cash dividend of $0.15 per share payable on November 21, 2023, to shareholders of record at the close of business on November 7, 2023.

2023 Fourth Quarter Outlook

The Company expects 2023 fourth quarter consolidated net revenue of between $240 million and $260 million, which may be impacted by external factors, such as the foreign exchange and interest rate environments, foreign conflicts, inflation and macroeconomic constraints on pricing actions. In addition, this outlook is based on the average currency rates in September 2023 and reflects, among other factors, management's assumptions for the anticipated volume of new Executive Search confirmations, On-Demand Talent projects, and Heidrick Consulting assignments, consultant productivity, consultant retention, and the seasonality of the business along with the current backlog.

Quarterly Webcast and Conference Call

Heidrick & Struggles will host a conference call to review its third quarter results today, October 25, 2023 at 5:00 pm Eastern Time. Participants may access the Company’s call and supporting slides through its website at www.heidrick.com or by dialing (888) 440-4091 or (646) 960-0846, conference ID# 6106012. For those unable to participate on the live call, a webcast and copy of the slides will be archived at www.heidrick.com and available for up to 30 days following the investor call.

About Heidrick & Struggles International, Inc.

Heidrick & Struggles (Nasdaq: HSII) is a premier provider of global leadership advisory and on-demand talent solutions, serving the senior-level talent and consulting needs of the world's top organizations. In our role as trusted leadership advisors, we partner with our clients to develop future-ready leaders and organizations, bringing together our services and offerings in executive search, diversity and inclusion, leadership assessment and development, organization and team acceleration, culture shaping and on-demand, independent talent solutions. Heidrick & Struggles pioneered the profession of executive search more than 65 years ago. Today, the firm provides integrated talent and human capital solutions to help our clients change the world, one leadership team at a time. ® www.heidrick.com

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Heidrick & Struggles presents certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of comprehensive income, balance sheets or statements of cash flow of the Company.

Non-GAAP financial measures used within this earnings release are adjusted operating income, adjusted operating income margin, adjusted net income, adjusted diluted earnings per share, adjusted effective tax rate, adjusted EBITDA, adjusted EBITDA margin, and consolidated net revenue excluding the impact of exchange rate fluctuations (referred to as constant currency). These measures are presented because management uses this information to monitor and evaluate financial results and trends. Management believes this information is also useful for investors to evaluate the comparability of financial information presented. Reconciliations of these non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP are provided as schedules attached to this release.

Adjusted operating income is operating income excluding goodwill impairment and earnout fair value adjustments.

Adjusted operating income margin refers to adjusted operating income as a percentage of net revenue in the same period.

Adjusted net income and adjusted diluted earnings per share are net income and diluted earnings per share excluding goodwill impairment and earnout fair value adjustments, net of tax.

Adjusted effective tax rate is effective tax rate excluding goodwill impairment and earnout fair value adjustments, net of tax.

Adjusted EBITDA refers to earnings before interest, taxes, depreciation, intangible amortization, equity-settled stock compensation expense, earnout accretion, earnout fair value adjustments, acquisition contingent compensation, deferred compensation plan income and expense, reorganization costs, impairment charges, restructuring charges, and other non-operating income (expense).

Adjusted EBITDA margin refers to adjusted EBITDA as a percentage of net revenue in the same period.

The Company evaluates its results of operations on both an as reported and a constant currency basis. The constant currency presentation is a non-GAAP financial measure, which excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding its results of operations, consistent with how it evaluates its performance. The Company calculates constant currency percentages by converting its financial results in a local currency for a period using the average exchange rate for the prior period to which it is comparing. This calculation may differ from similarly titled measures used by other companies.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding guidance for the fourth quarter of 2023 and the Company’s expectations regarding its One Heidrick strategy and associated investment initiatives. The forward-looking statements are based on current expectations, estimates, forecasts, and projections about the industry in which we operate and management's beliefs and assumptions. Forward-looking statements may be identified by the use of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook,” “projects,” “forecasts,” “aim” and similar expressions. Forward-looking statements are not guarantees of future performance, rely on a number of assumptions, and involve certain known and unknown risks and uncertainties that are difficult to predict, many of which are beyond our control. Factors that may cause actual outcomes and results to differ materially from what is expressed, forecasted, or implied in the forward-looking statements include, among other things, our ability to attract, integrate, develop, manage and retain qualified consultants and senior leaders; our ability to prevent our consultants from taking our clients with them to another firm; our ability to maintain our professional reputation and brand name; our clients’ ability to restrict us from recruiting their employees; our heavy reliance on information management systems; risks arising from our implementation of new technology and intellectual property to deliver new products and services to our clients; our dependence on third parties for the execution of certain critical functions; the fact that we face the risk of liability in the services we perform; the fact that data security, data privacy and data protection laws and other evolving regulations and cross-border data transfer restrictions may limit the use of our services and adversely affect our business; any challenges to the classification of our on-demand talent as independent contractors; the increased cybersecurity requirements, vulnerabilities, threats and more sophisticated and targeted cyber-related attacks that could pose a risk to our systems, networks, solutions, services and data; the impacts, direct and indirect, of the COVID-19 pandemic (including the emergence of variant strains) or other highly infectious or contagious disease on our business, our consultants and employees, and the overall economy; the aggressive competition we face; the fact that our net revenue may be affected by adverse economic conditions including inflation, the impact of foreign currency exchange rate fluctuations; our ability to access additional credit; social, political, regulatory, legal and economic risks in markets where we operate, including the impact of the ongoing war in Ukraine and the conflict in Israel and the Gaza Strip and the risks of an expansion or escalation of those conflicts; unfavorable tax law changes and tax authority rulings; the timing of the establishment or reversal of valuation allowance on deferred tax assets; the fact that we may not be able to align our cost structure with net revenue; any impairment of our goodwill, other intangible assets and other long-lived assets; our ability to execute and integrate future acquisitions; and the fact that we have anti-takeover provisions that could make an acquisition of us difficult and expensive. We caution the reader that the list of factors may not be exhaustive. For more information on these risks, uncertainties and other factors, refer to our Annual Report on Form 10-K for the year ended December 31, 2022, under the heading "Risk Factors" in Item 1A, as updated in Part II of our subsequent Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Investors & Analysts:
Steven Horwitz, Interim Head of Investor Relations
shorwitz@heidrick.com

Media:
Nina Chang, Vice President, Corporate Communications
nchang@heidrick.com

Heidrick & Struggles International, Inc.
Consolidated Statements of Comprehensive Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,
	2023	2022	$ Change	% Change
Revenue
Revenue before reimbursements (net revenue)	$263,160	$255,185	$7,975	3.1%
Reimbursements	4,736	3,086	1,650	53.5%
Total revenue	267,896	258,271	9,625	3.7%

Operating expenses
Salaries and benefits	167,219	171,473	(4,254)	(2.5)%
General and administrative expenses	37,564	32,189	5,375	16.7%
Cost of services	30,680	17,801	12,879	72.3%
Research and development	5,560	5,400	160	3.0%
Reimbursed expenses	4,736	3,086	1,650	53.5%
Total operating expenses	245,759	229,949	15,810	6.9%

Operating income	22,137	28,322	(6,185)	(21.8)%

Non-operating income (expense)
Interest, net	2,505	1,255
Other, net	(649)	(43)
Net non-operating income	1,856	1,212

Income before income taxes	23,993	29,534

Provision for income taxes	9,006	8,708

Net income	14,987	20,826

Other comprehensive loss, net of tax	(4,001)	(5,454)

Comprehensive income	$10,986	$15,372

Weighted-average common shares outstanding
Basic	20,076	19,816
Diluted	20,553	20,413

Earnings per common share
Basic	$0.75	$1.05
Diluted	$0.73	$1.02

Salaries and benefits as a % of net revenue	63.5%	67.2%
General and administrative expenses as a % of net revenue	14.3%	12.6%
Cost of services as a % of net revenue	11.7%	7.0%
Research and development as a % of net revenue	2.1%	2.1%
Operating income margin	8.4%	11.1%

Heidrick & Struggles International, Inc.
Segment Information
(In thousands)
(Unaudited)

	Three Months Ended September 30,
	2023	2022	$ Change	% Change	2023 Margin[1]	2022 Margin[1]
Revenue
Executive Search
Americas	$132,320	$143,747	$(11,427)	(7.9)%
Europe	44,606	41,141	3,465	8.4%
Asia Pacific	21,888	27,919	(6,031)	(21.6)%
Total Executive Search	198,814	212,807	(13,993)	(6.6)%
On-Demand Talent	41,053	23,247	17,806	76.6%
Heidrick Consulting	23,293	19,131	4,162	21.8%
Revenue before reimbursements (net revenue)	263,160	255,185	7,975	3.1%
Reimbursements	4,736	3,086	1,650	53.5%
Total revenue	$267,896	$258,271	$9,625	3.7%

Operating income (loss)
Executive Search
Americas	$39,285	$39,741	$(456)	(1.1)%	29.7%	27.6%
Europe	8,519	5,652	2,867	50.7%	19.1%	13.7%
Asia Pacific	2,486	4,503	(2,017)	(44.8)%	11.4%	16.1%
Total Executive Search	50,290	49,896	394	0.8%	25.3%	23.4%
On-Demand Talent	(4,595)	(276)	(4,319)	NM	(11.2)%	(1.2)%
Heidrick Consulting	(4,075)	(2,000)	(2,075)	(103.8)%	(17.5)%	(10.5)%
Total segments	41,620	47,620	(6,000)	(12.6)%	15.8%	18.7%
Research and Development	(5,560)	(5,400)	(160)	(3.0)%	(2.1)%	(2.1)%
Global Operations Support	(13,923)	(13,898)	(25)	(0.2)%	(5.3)%	(5.4)%
Total operating income	$22,137	$28,322	$(6,185)	(21.8)%	8.4%	11.1%

1 Margin based on revenue before reimbursements (net revenue).

Heidrick & Struggles International, Inc.
Consolidated Statements of Comprehensive Income
(In thousands, except per share amounts)
(Unaudited)

	Nine Months Ended Setember 30,
	2023	2022	$ Change	% Change
Revenue
Revenue before reimbursements (net revenue)	$773,702	$837,747	$(64,045)	(7.6)%
Reimbursements	10,090	7,170	2,920	40.7%
Total revenue	783,792	844,917	(61,125)	(7.2)%

Operating expenses
Salaries and benefits	504,994	580,602	(75,608)	(13.0)%
General and administrative expenses	112,405	97,186	15,219	15.7%
Cost of services	78,818	53,192	25,626	48.2%
Research and development	16,746	14,347	2,399	16.7%
Impairment charges	7,246	—	7,246	100.0%
Reimbursed expenses	10,090	7,170	2,920	40.7%
Total operating expenses	730,299	752,497	(22,198)	(2.9)%

Operating income	53,493	92,420	(38,927)	(42.1)%

Non-operating income (expense)
Interest, net	7,667	1,664
Other, net	2,537	(1,740)
Net non-operating income (expense)	10,204	(76)

Income before income taxes	63,697	92,344

Provision for income taxes	24,142	28,902

Net income	39,555	63,442

Other comprehensive loss, net of tax	(3,633)	(14,060)

Comprehensive income	$35,922	$49,382

Weighted-average common shares outstanding
Basic	19,998	19,723
Diluted	20,716	20,558

Earnings per common share
Basic	$1.98	$3.22
Diluted	$1.91	$3.09

Salaries and benefits as a % of net revenue	65.3%	69.3%
General and administrative expenses as a % of net revenue	14.5%	11.6%
Cost of services as a % of net revenue	10.2%	6.3%
Research and development as a % of net revenue	2.2%	1.7%
Operating income margin	6.9%	11.0%

Heidrick & Struggles International, Inc.
Segment Information
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2023	2022	$ Change	% Change	2023 Margin[1]	2022 Margin[1]
Revenue
Executive Search
Americas	$398,210	$482,320	$(84,110)	(17.4)%
Europe	129,104	139,017	(9,913)	(7.1)%
Asia Pacific	68,766	87,928	(19,162)	(21.8)%
Total Executive Search	596,080	709,265	(113,185)	(16.0)%
On-Demand Talent	111,410	68,981	42,429	61.5%
Heidrick Consulting	66,212	59,501	6,711	11.3%
Revenue before reimbursements (net revenue)	773,702	837,747	(64,045)	(7.6)%
Reimbursements	10,090	7,170	2,920	40.7%
Total revenue	$783,792	$844,917	$(61,125)	(7.2)%

Operating income (loss)
Executive Search
Americas	$121,128	$123,842	$(2,714)	(2.2)%	30.4%	25.7%
Europe	12,663	15,661	(2,998)	(19.1)%	9.8%	11.3%
Asia Pacific	7,132	13,469	(6,337)	(47.0)%	10.4%	15.3%
Total Executive Search	140,923	152,972	(12,049)	(7.9)%	23.6%	21.6%
On-Demand Talent	(11,821)	(1,207)	(10,614)	NM	(10.6)%	(1.7)%
Heidrick Consulting[2]	(17,877)	(4,492)	(13,385)	NM	(27.0)%	(7.5)%
Total segments	111,225	147,273	(36,048)	(24.5)%	14.4%	17.6%
Research and Development	(16,746)	(14,347)	(2,399)	(16.7)%	(2.2)%	(1.7)%
Global Operations Support	(40,986)	(40,506)	(480)	(1.2)%	(5.3)%	(4.8)%
Total operating income	$53,493	$92,420	$(38,927)	(42.1)%	6.9%	11.0%

1 Margin based on revenue before reimbursements (net revenue).
2 Includes impairment charges of $7.2 million for the nine months ended September 30, 2023.

Heidrick & Struggles International, Inc.
Reconciliation of Net Income and Adjusted Net Income (Non-GAAP)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income	$14,987	$20,826	$39,555	$63,442

Adjustments
Impairment charges, net of tax[1]	—	—	6,038	—
Earnout fair value adjustment, net of tax[2]	—	(350)	—	(350)
Total adjustments	—	(350)	6,038	(350)

Adjusted net income	$14,987	$20,476	$45,593	$63,092

Weighted-average common shares outstanding
Basic	20,076	19,816	19,998	19,723
Diluted	20,553	20,413	20,716	20,558

Earnings per common share
Basic	$0.75	$1.05	$1.98	$3.22
Diluted	$0.73	$1.02	$1.91	$3.09

Adjusted earnings per common share
Basic	$0.75	$1.03	$2.28	$3.20
Diluted	$0.73	$1.00	$2.20	$3.07

1 The Company recorded a goodwill impairment charge of $7.2 million in the Heidrick Consulting segment for the nine months ended September 30, 2023.
2     The Company recorded a fair value adjustment to reduce the On-Demand Talent earnout by $0.5 million for the three and nine months ended September 30, 2022.

Heidrick & Struggles International, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30, 2023	December 31, 2022

Current assets
Cash and cash equivalents	$286,429	$355,447
Marketable securities	47,560	266,169
Accounts receivable, net	189,442	126,437
Prepaid expenses	28,333	24,098
Other current assets	50,611	40,722
Income taxes recoverable	10,799	10,946
Total current assets	613,174	823,819

Non-current assets
Property and equipment, net	34,034	30,207
Operating lease right-of-use assets	65,412	71,457
Assets designated for retirement and pension plans	11,195	11,332
Investments	43,154	34,354
Other non-current assets	19,528	25,788
Goodwill	198,241	138,361
Other intangible assets, net	22,509	6,333
Deferred income taxes	33,999	33,987
Total non-current assets	428,072	351,819

Total assets	$1,041,246	$1,175,638

Current liabilities
Accounts payable	$18,966	$14,613
Accrued salaries and benefits	264,625	451,161
Deferred revenue	41,502	43,057
Operating lease liabilities	20,994	19,554
Other current liabilities	33,171	56,016
Income taxes payable	12,709	4,076
Total current liabilities	391,967	588,477

Non-current liabilities
Accrued salaries and benefits	48,598	59,467
Retirement and pension plans	57,351	48,456
Operating lease liabilities	55,832	63,299
Other non-current liabilities	40,985	5,293
Deferred income taxes	7,365	—
Total non-current liabilities	210,131	176,515

Total liabilities	602,098	764,992

Stockholders’ equity	439,148	410,646

Total liabilities and stockholders’ equity	$1,041,246	$1,175,638

Heidrick & Struggles International, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended September 30,
	2023	2022
Cash flows - operating activities
Net income	$14,987	$20,826
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,740	2,583
Deferred income taxes	(6,994)	(730)
Stock-based compensation expense	3,559	4,209
Accretion expense related to earnout payments	455	275
Gain on marketable securities	(346)	(113)
Loss on disposal of property and equipment	61	67
Changes in assets and liabilities:
Accounts receivable	7,785	20,030
Accounts payable	1,257	694
Accrued expenses	76,113	91,867
Deferred revenue	(2,165)	(4,386)
Income taxes recoverable and payable, net	9,205	2,453
Retirement and pension plan assets and liabilities	294	179
Prepaid expenses	(1,136)	(1,967)
Other assets and liabilities, net	1,659	2,477
Net cash provided by operating activities	109,474	138,464

Cash flows - investing activities
Acquisition of business, net of cash acquired	(2,204)	—
Capital expenditures	(2,805)	(3,940)
Purchases of marketable securities and investments	(47,781)	(180,739)
Proceeds from sales of marketable securities and investments	21,571	226
Net cash used in investing activities	(31,219)	(184,453)

Cash flows - financing activities
Cash dividends paid	(3,149)	(3,120)
Acquisition earnout payments	(2,038)	—
Net cash used in financing activities	(5,187)	(3,120)

Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(4,414)	(12,031)

Net increase (decrease) in cash, cash equivalents and restricted cash	68,654	(61,140)
Cash, cash equivalents and restricted cash at beginning of period	217,817	336,650
Cash, cash equivalents and restricted cash at end of period	$286,471	$275,510

Heidrick & Struggles International, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows - operating activities
Net income	$39,555	$63,442
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	13,432	7,824
Deferred income taxes	(548)	(976)
Stock-based compensation expense	7,331	11,691
Accretion expense related to earnout payments	1,097	820
Gain on marketable securities	(2,040)	(113)
Loss on disposal of property and equipment	192	376
Impairment charges	7,246	—
Changes in assets and liabilities, net of effects of acquisition:
Accounts receivable	(52,205)	(64,753)
Accounts payable	(1,657)	(3,250)
Accrued expenses	(197,698)	(32,414)
Deferred revenue	(1,622)	(5,913)
Income taxes recoverable and payable, net	6,617	(5,661)
Retirement and pension plan assets and liabilities	6,697	3,476
Prepaid expenses	(3,771)	(6,637)
Other assets and liabilities, net	(3,243)	(8,960)
Net cash used in operating activities	(180,617)	(41,048)

Cash flows - investing activities
Acquisition of businesses, net of cash acquired	(37,953)	—
Capital expenditures	(9,619)	(8,176)
Purchases of marketable securities and investments	(75,464)	(186,097)
Proceeds from sales of marketable securities and investments	289,689	1,216
Net cash provided by (used in) investing activities	166,653	(193,057)

Cash flows - financing activities
Repurchases of common stock	(904)	—
Cash dividends paid	(9,383)	(9,343)
Payment of employee tax withholdings on equity transactions	(4,141)	(3,219)
Acquisition earnout payments	(37,984)	—
Net cash used in financing activities	(52,412)	(12,562)

Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(2,642)	(23,082)

Net decrease in cash, cash equivalents and restricted cash	(69,018)	(269,749)
Cash, cash equivalents and restricted cash at beginning of period	355,489	545,259
Cash, cash equivalents and restricted cash at end of period	$286,471	$275,510

Heidrick & Struggles International, Inc.
Reconciliation of Net Income and Operating Income to Adjusted EBITDA (Non-GAAP)
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue before reimbursements (net revenue)	$263,160	$255,185	$773,702	$837,747

Net income	14,987	20,826	39,555	63,442
Interest, net	(2,505)	(1,255)	(7,667)	(1,664)
Other, net	649	43	(2,537)	1,740
Provision for income taxes	9,006	8,708	24,142	28,902
Operating income	22,137	28,322	53,493	92,420

Adjustments
Stock-based compensation expense	2,927	3,778	6,254	10,804
Depreciation	2,387	1,785	6,563	5,403
Intangible amortization	2,353	799	6,869	2,421
Earnout accretion	455	276	1,097	820
Earnout fair value adjustments	—	(507)	—	(507)
Acquisition contingent consideration	3,268	911	8,711	2,971
Deferred compensation plan	(1,427)	(2,102)	2,309	(8,589)
Reorganization costs	176	—	3,572	—
Impairment charges	—	—	7,246	—
Total adjustments	10,139	4,940	42,621	13,323

Adjusted EBITDA	$32,276	$33,262	$96,114	$105,743
Adjusted EBITDA margin	12.3%	13.0%	12.4%	12.6%

Heidrick & Struggles International, Inc.
Reconciliation of Operating Income to Adjusted EBITDA by Line of Business (Non-GAAP)
(In thousands)
(Unaudited)

	Three Months Ended September 30, 2023
	Executive Search	On-Demand Talent	Heidrick Consulting	Research & Development	Global Operations Support	Total

Revenue before reimbursements (net revenue)	$198,814	$41,053	$23,293	$—	$—	$263,160

Operating income (loss)[1]	50,290	(4,595)	(4,075)	(5,560)	(13,923)	22,137

Adjustments
Stock-based compensation	881	7	146	89	1,804	2,927
Depreciation	1,288	125	156	655	163	2,387
Intangible amortization	40	1,869	444	—	—	2,353
Earnout accretion	—	397	58	—	—	455
Acquisition contingent compensation	649	1,559	1,060	—	—	3,268
Deferred compensation plan	(1,370)	—	(34)	(22)	(1)	(1,427)
Reorganization costs	111	65	—	—	—	176
Total adjustments	1,599	4,022	1,830	722	1,966	10,139

Adjusted EBITDA	$51,889	$(573)	$(2,245)	$(4,838)	$(11,957)	$32,276
Adjusted EBITDA margin	26.1%	(1.4)%	(9.6)%	(1.8)%	(4.5)%	12.3%

	Three Months Ended September 30, 2022
	Executive Search	On-Demand Talent	Heidrick Consulting	Research & Development	Global Operations Support	Total

Revenue before reimbursements (net revenue)	$212,807	$23,247	$19,131	$—	$—	$255,185

Operating income (loss)[1]	49,896	(276)	(2,000)	(5,400)	(13,898)	28,322

Adjustments
Stock-based compensation	1,250	6	469	57	1,996	3,778
Depreciation	1,373	46	89	166	111	1,785
Intangible amortization	71	628	100	—	—	799
Earnout accretion	—	276	—	—	—	276
Earnout fair value adjustments	—	(507)	—	—	—	(507)
Acquisition contingent compensation	911	—	—	—	—	911
Deferred compensation plan	(2,021)	—	(52)	(28)	(1)	(2,102)
Total adjustments	1,584	449	606	195	2,106	4,940

Adjusted EBITDA	$51,480	$173	$(1,394)	$(5,205)	$(11,792)	$33,262
Adjusted EBITDA margin	24.2%	0.7%	(7.3%)	(2.0)%	(4.6)%	13.0%

1 The Company does not allocate interest income or expense, other income or expense, and the provision for income taxes to the Company’s reportable operating segments. As such, the Company has concluded that operating income (loss) represents the most directly comparable measure of financial performance presented in accordance with U.S. GAAP for the reconciliation of Adjusted EBITDA in this presentation.

Heidrick & Struggles International, Inc.
Reconciliation of Operating Income to Adjusted EBITDA by Line of Business (Non-GAAP)
(In thousands)
(Unaudited)

	Nine Months Ended September 30, 2023
	Executive Search	On-Demand Talent	Heidrick Consulting	Research & Development	Global Operations Support	Total

Revenue before reimbursements (net revenue)	$596,080	$111,410	$66,212	$—	$—	$773,702

Operating income (loss)[1]	140,923	(11,821)	(17,877)	(16,746)	(40,986)	53,493

Adjustments
Stock-based compensation	2,204	15	268	211	3,556	6,254
Depreciation	3,928	326	507	1,319	483	6,563
Intangible amortization	145	5,737	987	—	—	6,869
Earnout accretion	—	982	115	—	—	1,097
Acquisition contingent compensation	2,449	4,144	2,118	—	—	8,711
Deferred compensation plan	2,220	—	56	31	2	2,309
Reorganization costs	2,280	1,292	—	—	—	3,572
Impairment charges	—	—	7,246	—	—	7,246
Total adjustments	13,226	12,496	11,297	1,561	4,041	42,621

Adjusted EBITDA	$154,149	$675	$(6,580)	$(15,185)	$(36,945)	$96,114
Adjusted EBITDA margin	25.9%	0.6%	(9.9%)	(2.0%)	(4.8)%	12.4%

	Nine Months Ended September 30, 2022
	Executive Search	On-Demand Talent	Heidrick Consulting	Research & Development	Global Operations Support	Total

Revenue before reimbursements (net revenue)	$709,265	$68,981	$59,501	$—	$—	$837,747

Operating income (loss)[1]	152,972	(1,207)	(4,492)	(14,347)	(40,506)	92,420

Adjustments
Stock-based compensation	3,418	20	738	147	6,481	10,804
Depreciation	4,351	99	346	276	331	5,403
Intangible amortization	232	1,889	300	—	—	2,421
Earnout accretion	—	820	—	—	—	820
Earnout fair value adjustments	—	(507)	—	—	—	(507)
Acquisition contingent compensation	2,971	—	—	—	—	2,971
Deferred compensation plan	(8,254)	—	(228)	(106)	(1)	(8,589)
Total adjustments	2,718	2,321	1,156	317	6,811	13,323

Adjusted EBITDA	$155,690	$1,114	$(3,336)	$(14,030)	$(33,695)	$105,743
Adjusted EBITDA margin	22.0%	1.6%	(5.6%)	(1.7%)	(4.0%)	12.6%

1 The Company does not allocate interest income or expense, other income or expense, and the provision for income taxes to the Company’s reportable operating segments. As such, the Company has concluded that operating income (loss) represents the most directly comparable measure of financial performance presented in accordance with U.S. GAAP for the reconciliation of Adjusted EBITDA in this presentation.